Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 Nos. 333-238063, and 333-241680) of Albireo Pharma, Inc., and

2.Registration Statement (Form S-8 Nos. 333-144407, 333-168903, 333-180409, 333-215264, 333-222131, 333-226718, 333-228280, and 333-233111) pertaining to equity incentive plans of Albireo Pharma, Inc;

of our reports dated February 25, 2021, with respect to the consolidated financial statements of Albireo Pharma, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 25, 2021